Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form F-3 of Diageo plc (No. 333-224340) of our report dated 7 August 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Diageo plc’s Current Report on Form 6-K dated 7 August 2020. We also consent to the reference to us under the heading “Experts” in this Post-Effective Amendment to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom 7 August 2020